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                                    EXHIBIT 1

                             Joint Filing Agreement


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of BLC Financial Services, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 6th day of September, 2000.


                                            MUUS & COMPANY LLC

                                            /s/ Michael W. Sonnenfeldt
                                            --------------------------
                                            Individually and on behalf
                                            of the above-named limited liability
                                            company as sole member

September 6, 2000